Exhibit (m) (i) under Form N-1A


                        MONEY MARKET OBLIGATIONS TRUST

                              DISTRIBUTION PLAN

         This Distribution Plan ("Plan") is adopted as of September 1, 1996, by the Board of Trustees of Money
      Market Obligations Trust (the "Trust"), a Masachusetts Business Trust with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the
      "Funds") set forth in exhibits hereto.

   1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the to make payments as
        contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares").

   2. This Plan is designed to finance activities of Federated Securities Corp. ("FSC") principally intended to result in the sale of Shares to include: (a) providing incentives to financial institutions ("Financial Institutions") to sell Shares; (b) advertising and marketing of Shares to include preparing, printing and distributing prospectuses and sales literature to prospective shareholders and with Financial Institutions; and (c) implementing and operating the Plan. In compensation for services provided pursuant to this Plan, FSC will be paid a fee in respect of the following Classes set forth on the applicable exhibit.

3. Any payment to FSC in accordance with this Plan will be made pursuant to the "Distributor's Contract" entered into by the Trust and FSC. Any payments made by FSC to Financial Institutions with funds received as compensation under this Plan will be made pursuant to the "Financial Institution Agreement" entered into by FSC and the Institution.

   4. FSC has the right (i) to select, in its sole discretion, the Financial Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Financial Institution Agreement.

5. Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Trustees of the Trust Reference source not found., and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

6. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Trust's Board of TrusteesError! Reference source not found.; (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan or in any related documents to the Plan ("Disinterested"), cast in person at a meeting called for the purpose of voting on the Plan; and (c) the outstanding voting securities of the particular Class , as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

   8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the and of the Disinterested
        Trustees, cast in person at a
        meeting called for the purpose of voting on it.

   9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested ; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in
     Section 2(a)(42) of the Act; or (c) by FSC on 60 days' notice to the Trust.


   11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the shall be committed to the discretion of the Disinterested Trustees then in office.

   12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

   13. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.


                                  EXHIBIT A
                                    to the
                              Distribution Plan

                        Money Market Obligations Trust
                       Automated Cash Management Trust
                                Cash II Shares

     This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Cash II Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Cash II Shares of Automated Cash Management Trust held during the month.

         Witness the due execution hereof this 1st day of September, 1996 .


                                    Money Market Obligations Trust

                                    By: /s/ J. Christopher Donahue
                                       ---------------------------------
                                    President

                                  EXHIBIT B
                                    to the
                              Distribution Plan

                        Money Market Obligations Trust
                         U.S. Treasury Cash Reserves
                         Institutional Service Shares

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Institutional Service Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Institutional Service Shares of U.S. Treasury Cash Reserves held during the month.

         Witness the due execution hereof this 1st day of August, 1999.


                              Money Market Obligations Trust

                              By: /s/ Richard B. Fisher
                                 ---------------------------------------
                              Name:  Richard B. Fisher
                              Title:  Vice President



                                  EXHIBIT C
                                    to the
                              Distribution Plan

                        Money Market Obligations Trust

                       New Jersey Municipal Cash Trust

                         Institutional Service Shares

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Institutional Service Shares of New Jersey Municipal Cash Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .10% of the average aggregate net asset value of the Institutional Service Shares of New Jersey Municipal Cash Trust held during the month.

         Witness the due execution hereof this 1st day of November, 1999.


                              Money Market Obligations Trust

                              By:  /s/ Richard B. Fisher
                                 ---------------------------------------
                              Name:   Richard B. Fisher
                              Title:    Vice President

                                  EXHIBIT D
                                    to the
                              Distribution Plan

                        Money Market Obligations Trust

                        Minnesota Municipal Cash Trust

                              Cash Series Shares

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Cash Series Shares of Minnesota Municipal Cash set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .50% of the average aggregate net asset value of the Cash Series Shares of Minnesota Municipal Cash Trust held during the month.

         Witness the due execution hereof this 1st day of November, 1999.


                              Money Market Obligations Trust

                              By:  /s/ Richard B. Fisher
                                 ---------------------------------------
                              Name:   Richard B. Fisher
                              Title:    Vice President

                                  EXHIBIT E
                                    to the
                              Distribution Plan

                        Money Market Obligations Trust

                      Pennsylvania Municipal Cash Trust

                              Cash Series Shares

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Cash Series Shares of Pennsylvania Municipal Cash Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .40% of the average aggregate net asset value of the Cash Series Shares of Pennsylvania Municipal Cash Trust held during the month.

         Witness the due execution hereof this 1st day of November, 1999.


                              Money Market Obligations Trust

                              By:  /s/ Richard B. Fisher
                                 ---------------------------------------
                              Name:   Richard B. Fisher
                              Title:    Vice President

                                  EXHIBIT F
                                    to the
                              Distribution Plan

                        Money Market Obligations Trust

                          Ohio Municipal Cash Trust

                                Cash II Shares

     This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Cash II Shares of Ohio Municipal Cash Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .30% of the average aggregate net asset value of the Cash II Shares of Ohio Municipal Cash Trust held during the month.

         Witness the due execution hereof this 1st day of November, 1999.


                              Money Market Obligations Trust

                              By:  /s/ Richard B. Fisher
                                 ---------------------------------------
                              Name:   Richard B. Fisher
                              Title:    Vice President

                                  EXHIBIT G
                                    to the
                              Distribution Plan

                        Money Market Obligations Trust


                Florida Municipal Cash Trust - Cash II Shares
             Florida Municipal Cash Trust - Institutional Shares
                New York Municipal Cash Trust - Cash II Shares
         New York Municipal Cash Trust - Institutional Service Shares




         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Shares of the Funds set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Shares of the Funds held during the month.

         Witness the due execution hereof this 1st day of November, 1999.


                              Money Market Obligations Trust

                              By:  /s/ Richard B. Fisher
                                 ---------------------------------------
                              Name:   Richard B. Fisher
                              Title:    Vice President


                                  EXHIBIT H

                                    to the

                              Distribution Plan



                        Money Market Obligations Trust





               California Municipal Cash Trust - Cash II Shares









         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Shares of the Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .20% of the average aggregate net asset value of the Shares of the Fund held during the month.

         Witness the due execution hereof this 1st day of December, 2000.




                              Money Market Obligations Trust



                              By:  /s/ J. Christopher Donahue
                                 ---------------------------------------

                              Name:  J. Christopher Donahue

                              Title:   Executive Vice President








                                  EXHIBIT I

                                    to the

                              Distribution Plan



                        Money Market Obligations Trust





                Michigan Municipal Cash Trust - Cash II Shares









         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Shares of the Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Shares of the Fund held during the month.

         Witness the due execution hereof this 1st day of March, 2001.




                              Money Market Obligations Trust



                              By:  /s/ J. Christopher Donahue
                                 ---------------------------------------

                              Name:  J. Christopher Donahue

                              Title:   President